Exhibit 16.2

Deloitte & Touche S.p.A.
Piazza Malpighi, 4/2
40123 Bologna
Italia

Tel: +39 051 65811
Fax: +39 051 230874
www.deloitte.it

August 26, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01. of KEMET Corporation’s Form 8-K dated August 26, 2009, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE S.p.A.

/s/ Deloitte & Touche S.p.A.

Ancona Bari Bergamo Bologna Brescia Cagliari Firenze Genova Milano Napoli Padova Parma Perugia Roma Torino Treviso Verona

Sede Legale: Via Tortona, 25 - 20144 Milano

Capitale Sociale: Euro 10,328,220,00 i.v.

Partita IVA/Codice Fiscale/Registro delle Imprese Milano n. 03049560166 - R.E.A. Milano n. 1720239

Member of Deloitte Touche Tohmatsu